UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

DYNEX CAPITAL, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dynex Capital, Inc.

Notice of Annual Meeting of Shareholders
and
Proxy Statement

Annual Meeting of Shareholders
May 14, 2008

DYNEX CAPITAL, INC.

April 4, 2008

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) to be held at the Richmond Marriott West Hotel located at 4240 Dominion Boulevard, Glen Allen, Virginia on Wednesday, May 14, 2008, at 9:00 a.m. Eastern Time.

The business of the meeting is to consider and act upon the election of directors and to ratify the selection of the auditors of the Company.

Whether or not you plan to attend the meeting, your vote is important and we encourage you to vote promptly. You may vote your shares via a toll-free telephone number or over the Internet. If you receive your proxy materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided. Instructions regarding all three methods of voting are contained in the proxy card. If you mail the proxy and are a common shareholder and desire to vote your shares of common stock in accordance with management’s recommendations, you need not mark your votes on the proxy but need only sign, date and return the common proxy card in the enclosed postage-paid envelope in order to record your vote. If you mail the proxy and are a preferred shareholder and desire to vote your shares of Series D Preferred Stock for one or both of the preferred nominees, you must mark your votes on the preferred proxy card and return the proxy card in the enclosed postage-paid envelope in order to record your vote.

                            Sincerely,

                            Thomas B. Akin
                            Chairman of the Board and
                            Chief Executive Officer

DYNEX CAPITAL, INC.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060
(804) 217-5800
____________________________

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Our Shareholders:

The Annual Meeting of Shareholders of Dynex Capital, Inc. (the “Company”) will be held at the Richmond Marriott West Hotel located at 4240 Dominion Boulevard, Glen Allen, Virginia on Wednesday, May 14, 2008, at 9:00 a.m. Eastern Time, to consider and act upon the following matters:

1.	Holders of our common stock will:

A.	Elect three (3) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified; and

B.	Vote on the ratification of the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the Company for the 2008 fiscal year; and

C.	Transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

2.	Holders of our Series D preferred stock will:

A.
Elect two (2) directors of the Company, to hold office until the next annual meeting and until their successors are elected and duly qualified, or as otherwise provided in the Company’s Articles of Incorporation.

Only shareholders of record at the close of business on March 25, 2008, the record date, will be entitled to vote at the Annual Meeting.

Management desires to have maximum representation at the Annual Meeting. Whether or not you plan to attend the meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in the enclosed materials. If you receive these materials by mail, you may sign, date and mail the proxy card in the postage-paid envelope provided.  A proxy may be revoked by a shareholder at any time prior to its use by notice in writing to the Secretary of the Company, by submitting a later-dated proxy to the Secretary of the Company, by changing your vote via the toll-free telephone number or over the Internet or by attending the Annual Meeting and requesting to vote in person.

By Order of the Board of Directors

                                Stephen J. Benedetti
                                Executive Vice President,
                                Chief Operating Officer and
                        `       Secretary

Dated:  April 4, 2008

DYNEX CAPITAL, INC.
4551 Cox Road, Suite 300
Glen Allen, Virginia 23060
(804) 217-5800
____________________________

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
 May 14, 2008

To Our Shareholders:

This Proxy Statement is furnished to the holders of the common stock (“Common Stock”) and Series D 9.50% Cumulative Convertible Preferred Stock (“Series D Preferred Stock”) of Dynex Capital, Inc. (the “Company”) in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Shareholders of the Company to be held at the Richmond Marriott West Hotel located at 4240 Dominion Boulevard, Glen Allen, Virginia on Wednesday, May 14, 2008, at 9:00 a.m. Eastern Time (the “Annual Meeting”).  The Annual Meeting is being held for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders.

As permitted by rules recently adopted by the Securities and Exchange Commission (the “SEC”), the Company is making this Proxy Statement and its annual report available to certain of its shareholders electronically via the Internet. On April 4, 2008, we mailed to certain shareholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access this Proxy Statement and our annual report and vote over the Internet. If you separately received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail, unless specifically requested. Instead, the Notice of Internet Availability of Proxy Materials instructs you on how to access and review over the Internet all of the important information contained in the Proxy Statement and annual report. The Notice of Internet Availability of Proxy Materials also instructs you on how you may submit your proxy over the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

Printed copies of this Proxy Statement, the accompanying proxy card and the notice of Annual Meeting are being mailed to shareholders who were not separately mailed a Notice of Internet Availability of Proxy Materials beginning on or about April 4, 2008.

GENERAL INFORMATION

Solicitation

You have received these proxy materials because the Company’s Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. The costs of this solicitation will be borne by the Company.  Proxy solicitations will be made by the Internet and the mail, and also may be made by personal interview, telephone and e-mail by directors and officers of the Company.  Brokerage houses and nominees will be requested to forward the proxy soliciting material to the beneficial owners of shares of Common Stock and Series D Preferred Stock and to obtain authorization for the execution of proxies.  The Company will, upon request, reimburse such parties for their reasonable expenses in forwarding these proxy materials to such beneficial owners.

Voting Rights

Common Stock.  Holders of shares of Common Stock at the close of business on March 25, 2008, the record date, are entitled to notice of, and to vote at, the Annual Meeting.  On that date, 12,169,762 shares of Common Stock were outstanding.  Each share of Common Stock outstanding on the record date is entitled to one vote for each of the three directors nominated to be elected by the holders of shares of Common Stock and one vote on any other matter presented to such holders at the Annual Meeting.

Series D Preferred Stock.  Holders of shares of Series D Preferred Stock at the close of business on March 25, 2008, the record date, are entitled to notice of, and to vote at, the Annual Meeting, voting as a single class to elect two directors to the Company’s Board of Directors.  The holders of Series D Preferred Stock are not entitled to vote on any other matter.  There were 4,221,539 shares of Series D Preferred Stock outstanding as of March 25, 2008.

Quorum

The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Common Stock will constitute a quorum for all matters upon which holders of shares of Common Stock are entitled to vote. The presence in person or by proxy of shareholders entitled to vote a majority of the outstanding shares of Series D Preferred Stock will constitute a quorum for the matter upon which holders of shares of Series D Preferred Stock are entitled to vote.  Shares represented by proxy or in person at the Annual Meeting, including shares represented by proxies that reflect abstentions, will be counted as present in the determination of a quorum.  An abstention as to any particular matter, however, does not constitute a vote “for” or “against” such matter. “Broker non-votes” (i.e., where a broker or nominee submits a proxy specifically indicating the lack of discretionary authority to vote on a matter) will be treated in the same manner as abstentions.

Information about Voting

Shareholders can vote in person at the Annual Meeting or by proxy. There are three ways to vote by proxy:

•	By Telephone — you can vote by telephone by calling 1-800-690-6903 and following the instructions on the proxy card;
•	By Internet — you can vote over the Internet at www.proxyvote.com by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card; or
•	By Mail — if you received these proxy materials by mail, you can vote by mail by signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 13, 2008.  If you hold shares in the Dynex Capital, Inc. 401(k) Plan, your voting instructions for those shares must be received by 5:00 p.m. Eastern Time on May 12, 2008 to allow sufficient time for voting by the trustee of the plan.

If your shares are held in the name of a bank, broker or other holder of record, you will receive voting instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting also will be offered to shareholders owning shares through certain banks and brokers.

Voting your shares by telephone or over the Internet or sending in a proxy card will not affect your right to attend the Annual Meeting and to vote in person.  If your shares are not registered in your own name and you plan to vote in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote in person.

Common Stock.  Holders of shares of Common Stock may vote their shares using the “common proxy.”  If you vote in time for the Annual Meeting using the common proxy, the individuals named on the common proxy (your “proxies”) will vote your shares of Common Stock in accordance with the choices you specified. If you properly submit a common proxy without indicating your instructions, the shares of Common Stock represented by such common proxy will be voted FOR the election of the nominees named in this Proxy Statement as common shareholder directors and FOR the appointment of BDO Seidman, LLP as the Company's auditors for the 2008 fiscal year.

Series D Preferred Stock. Holders of shares of Series D Preferred Stock may vote their shares using the “preferred proxy.”  If you vote in time for the Annual Meeting using the preferred proxy, the individuals named on the preferred proxy (your “proxies”) will vote your shares of Series D Preferred Stock in accordance with the choices you specified.  If you properly submit a preferred proxy without indicating your instructions, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.

Revocability of Proxy

You may change or revoke your proxy at any time before your shares are voted at the Annual Meeting, by any of the following methods:

•	By submitting a written notice of revocation to the Secretary of the Company by the close of business on May 13, 2008;
•	By submitting a completed proxy card bearing a later date than your original proxy card by the close of business on May 13, 2008;
•	By calling 1-800-690-6903 and following the instructions on the proxy card, by 11:59 p.m. Eastern Time on May 13, 2008;
•	By visiting www.proxyvote.com and following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card, by 11:59 p.m. Eastern Time on May 13, 2008; or
•	By attending the Annual Meeting and requesting to vote in person.

Your most current proxy card or telephone or Internet proxy is the one that is counted.

If your shares are held in the name of a bank, broker or other holder of record, you should contact the holder of record to change your vote.

Other Matters

The management and the Board of Directors of the Company know of no other matters to come before the Annual Meeting other than those stated in the notice of the Annual Meeting.  However, if any other matters are properly presented to the shareholders for action, it is the intention of the individuals named in the proxy card to vote in their discretion on all matters on which the shares represented by such proxy are entitled to vote.

Annual Report on Form 10-K

The Company’s Annual Report on Form 10-K, including financial statements for the year ended December 31, 2007, which is available on the Internet as set forth in the Notice of Internet Availability of Proxy Materials and is being mailed together with this Proxy Statement to shareholders who receive the proxy materials by mail, contains financial and other information about the activities of the Company, but is not incorporated into this Proxy Statement and is not to be considered a part of these proxy soliciting materials.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

Common Stock Directors.  Three directors of the Company are to be elected by the holders of shares of Common Stock at the Annual Meeting to serve until the next annual meeting and until their successors are elected and duly qualified. On the recommendation of the Nominating & Corporate Governance Committee, the Board of Directors has nominated Thomas B. Akin, Daniel K. Osborne and Eric P. Von der Porten for election by the holders of shares of Common Stock to the Board of Directors at the Annual Meeting. Unless otherwise indicated, a common proxy representing shares of Common Stock will be voted FOR the election of Messrs. Akin, Osborne and Von der Porten to the Board of Directors.  Each Common Stock Director nominee has agreed to serve if elected.  Selected biographical information regarding each Common Stock Director nominee is set forth below.

Series D Preferred Stock Directors. Pursuant to Section 10 of Article IIID of the Company’s Articles of Incorporation, as amended, the holders of shares of Series D Preferred Stock are entitled to elect two directors to the Board of Directors of the Company.  Except as otherwise provided in the Company’s Articles of Incorporation, each such director will serve until the next annual meeting of the shareholders of the Company and until their successors are elected and duly qualified. Leon A. Felman and Barry Igdaloff have been nominated for election by the holders of shares of Series D Preferred Stock to the Board of Directors at the Annual Meeting.  Each Preferred Stock Director nominee has agreed to serve if elected.  Selected biographical information regarding each Preferred Stock Director nominee is set forth below.

Vote Required

Common Stock Directors.  With regard to the election of the Common Stock Directors, votes may be cast in favor or withheld. The three directors to be elected by the holders of shares of Common Stock will be elected by a favorable vote of a plurality of the shares of Common Stock represented and entitled to vote with respect to each Common Stock Director, in person or by proxy, at the Annual Meeting.  Accordingly, abstentions or broker non-votes as to the election of the Common Stock Directors will have no effect on the outcome of the election.  Unless instructed to the contrary, the shares represented by each common proxy will be voted FOR the election of each of the three Common Stock Director nominees named below.  Although it is anticipated that each Common Stock Director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each common proxy will be voted for another person or persons designated by the Company’s Board of Directors.  In no event will a common proxy be voted for more than three Common Stock Directors.

Series D Preferred Stock Directors.  With regard to the election of the Preferred Stock Directors, votes may be cast in favor or withheld. The two directors to be elected by the holders of shares of Series D Preferred Stock will be elected by a favorable vote of a plurality of the shares of Series D Preferred Stock represented and entitled to vote with respect to each Preferred Stock Director, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of the Preferred Stock Directors will have no effect on the outcome of the election. If a preferred proxy is not completed in accordance with its instructions or no choices are specified on the preferred proxy, the shares of Series D Preferred Stock represented by such preferred proxy will not be voted.  Although it is anticipated that each Preferred Stock Director nominee will be able to serve as a director, should any nominee become unavailable to serve, the shares represented by each preferred proxy will not be voted for another person or persons.  In no event will a preferred proxy be voted for more than two directors.

Common Stock Director Nominees

The following information sets forth as of February 29, 2008 the names, ages, principal occupations and business experience for the Company’s Common Stock Director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Thomas B. Akin (55) has been a director of the Company and Chairman since 2003. Mr. Akin was appointed to Chief Executive Officer of the Company in February of 2008. Mr. Akin has served as the managing general partner of Talkot Capital, LLC located in Sausalito, California since 1995 and continues to serve in this role. Talkot Capital is the general partner for various limited partnerships investing in both private and public companies.  From

1991 to 1994, Mr. Akin was the managing director for the Western United States for Merrill Lynch Institutional Services.  He had been the regional director of the San Francisco and Los Angeles regions for Merrill Lynch Institutional Services from 1981 to 1991.  Prior to Merrill Lynch, Mr. Akin was an employee of Salomon Brothers from 1978 to 1981.  He is currently on the board of directors for Acacia Research Corporation, CombiMatrix Corporation, and he serves as Chairman of the Board for both Advance Data Exchange and Centiv Services, Inc. Mr. Akin holds a B.A. from the University of California at Santa Cruz and an M.B.A. from the Anderson School of Management, UCLA.

Daniel K. Osborne (43) has been a director of the Company since 2005. Mr. Osborne has been Managing Member of Vantage Pointe Capital, LLC, an investment advisory firm that serves as the general partner of Vantage Pointe Capital Partners LP, as well as provides research and other services to various private investment funds.  Prior to founding Vantage Pointe Capital, LLC in 2003, Mr. Osborne was a co-founder of Apex Mortgage Capital, Inc.  He was Apex Mortgage Capital’s Chief Operating Officer and Chief Financial Officer from September 1997 to September 2001.  Concurrently with his role with Apex Mortgage Capital, Inc., Mr. Osborne was a Managing Director of Trust Company of The West from July 1994 to December 2001.  Mr. Osborne began his career with Deloitte & Touche, LLP.  He holds a B.S. degree in accounting from Arizona State University.

Eric P. Von der Porten (50) has been a director of the Company since 2002.  Since 1997, Mr. Von der Porten has served as the managing member of Leeward Investments, LLC, the general partner of Leeward Capital, L.P.  Mr. Von der Porten earned an A.B. from the University of Chicago and an M.B.A. from the Stanford Graduate School of Business.

Series D Preferred Stock Director Nominees

The following information sets forth as of February 29, 2008, the names, ages, principal occupations and business experience for the Company’s Preferred Stock Director nominees. Unless otherwise indicated, the business experience and principal occupations shown for each director has extended five or more years.

Leon A. Felman (73) has been a director of the Company since 2000. Mr. Felman has been a private investor in financial institutions since 1980.  From 1968 to 1999, Mr. Felman was President and Chief Executive Officer of Sage Systems, Inc.  Mr. Felman has served on the Board of Directors of Pulaski Financial Corporation since June 2004.  Mr. Felman was a director of Allegiant Bancorp, Inc., a St. Louis, Missouri based bank holding company, from 1992 to 2004, and its subsidiary, Allegiant Bank & Trust Company, Inc., from 2001 to 2004, until their sale.  Mr. Felman currently serves as a member of the Chancellor’s Council for the University of Missouri-St. Louis and on the Board of Directors of the Barnes-Jewish Hospital Foundation.  Mr. Felman graduated from Carnegie Institute of Technology with a B.S. in Industrial Administration.

Barry Igdaloff (53) has been a director of the Company since 2000.  Mr. Igdaloff has been a registered investment advisor and the sole proprietor of Rose Capital, Inc. in Columbus, Ohio, since 1995.  Mr. Igdaloff graduated from Indiana University in 1976 with a B.S.B. in accounting and from The Ohio State University in 1978, with a Juris Doctorate degree. Mr. Igdaloff is a non-practicing certified public accountant and a non-practicing attorney.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE DIRECTOR NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE
AND THE BOARD OF DIRECTORS

General

The business and affairs of the Company are managed under the direction of the Board of Directors in accordance with the Virginia Stock Corporation Act and the Company’s Articles of Incorporation and Bylaws.  Members of the Board are kept informed of the Company’s business through discussions with the Chairman of the Board and Chief Executive Officer (or, in his absence, the principal executive officer) and other officers, by reviewing materials provided to them and by participating in meetings of the Board and its committees.  The corporate governance practices followed by the Company are summarized below.

Director Independence

The Board of Directors has adopted Corporate Governance Guidelines that set forth the practices of the Board with respect to its size, criteria for membership and selection to the Board, committees of the Board, meetings and access to management, director compensation, director orientation and continuing education, annual performance evaluation of the Board, director responsibilities, annual review of performance of the Chief Executive Officer (or, in his absence, the principal executive officer) and management succession and ethics and conduct.  The Guidelines are available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.”  A printed copy is available to any shareholder upon written request to the Secretary of the Company, 4551 Cox Road, Suite 300, Glen Allen, Virginia  23060.

The Board of Directors in its business judgment has determined that all of its members are independent as defined by New York Stock Exchange listing standards, except for Mr. Akin.  In reaching this conclusion, the Board considered whether the Company and its subsidiaries conduct business and have other relationships with organizations of which certain members of the Board or members of their immediate families are or were directors or officers.  Beginning in February 2008, Mr. Akin was appointed Chief Executive Officer and is therefore no longer considered an independent director. Consistent with the New York Stock Exchange listing standards, the Company’s Corporate Governance Guidelines establish categorical standards under which a director will not be considered to have a material relationship with the Company if:

•
during each of the current fiscal year and three most recent fiscal years, neither the director nor any immediate family member of the director received more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent on continued service);

•
during each of the current fiscal year and three most recent fiscal years, the director is not, and was not, an executive officer or an employee, or had an immediate family member who is not, or was not, an executive officer of another company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues; or

•
the director serves as an executive officer of a charitable organization to which during each of the three preceding fiscal years the Company made charitable contributions that did not exceed the greater of $1,000,000 or 2% of such charitable organization’s consolidated gross revenues.

None of the Company’s directors, except Mr. Akin, their immediate family members, or organizations in which they are a partner, shareholder or officer, are engaged in any relationships with the Company.

Code of Ethics

The Board of Directors has approved a Code of Business Conduct and Ethics for directors, officers and employees of the Company and each of its subsidiaries, including the Company’s Chief Executive Officer (or, in his absence, the principal executive officer) and principal financial officers.  The Code addresses such topics as compliance with applicable laws, conflicts of interest, use and protection of Company assets, confidentiality, dealings with the press and communications with the public, accounting and financial reporting matters, fair dealing, discrimination and harassment and health and safety.  It is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance”.  A printed copy of the Code is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

Board and Committee Meeting Attendance

In 2007, there were three meetings of the Board of Directors.  Each director attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he served.

Executive Sessions

Executive sessions where non-employee directors meet on an informal basis are scheduled either before or after regularly scheduled Board meetings.  At least once a year the Board schedules an executive session including only independent directors.  In 2007, Thomas B. Akin, the Chairman of the Board, served as chairman for executive sessions. Mr. Akin was appointed Chief Executive Officer in February 2008. Since that time Leon A. Felman has been appointed Lead Independent Director and will serve as chairman for future executive sessions.

Communications with Directors

Any director may be contacted by writing to him c/o the Secretary of the Company at the address set forth above.  Communications to the non-management directors as a group may be sent to the Chairman of the Board c/o the Secretary of the Company at the same address.  The Company promptly forwards, without screening, all such correspondence to the indicated director(s).

Committees of the Board

The Board of Directors has a standing Audit Committee, Compensation Committee and Nominating & Corporate Governance Committee.

Audit Committee

The Audit Committee assists the Board of Directors in fulfilling the Board’s oversight responsibility to the shareholders relating to the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditor and the performance of the internal audit function.  The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of the independent auditor engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services for the Company.  The Committee operates under a written charter last amended by the Board in June 2004.  The Audit Committee Charter is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.”  A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Audit Committee are Messrs. Von der Porten (Chairman), Felman, Igdaloff and Osborne, all of whom the Board in its business judgment has determined are independent as defined by regulations of the SEC and the New York Stock Exchange listing standards.  The Board of Directors also has determined that all of the Committee members are financially literate as defined by the New York Stock Exchange listing standards and that Mr. Osborne qualifies as an audit committee financial expert as defined by regulations of the SEC.

The Audit Committee met six times in 2007.  For additional information regarding the Committee, see “Audit Information – Audit Committee Report” on page 25 of this Proxy Statement.

Compensation Committee

The Compensation Committee performs the responsibilities of the Board of Directors relating to compensation of the Company’s executives.  The Committee’s responsibilities include reviewing and approving corporate goals and objectives relevant to compensation of the Company’s Chief Executive Officer (or, in his absence, the principal executive officer), evaluating the Chief Executive Officer’s performance in light of those goals and objectives and determining and approving the Chief Executive Officer’s compensation level based on this evaluation; reviewing and approving the compensation for senior executive officers, including their corporate goals and objectives; producing a Compensation Committee report as required by the rules of the SEC to be included in the Company’s annual proxy statement; reviewing and approving any employment-related agreement, other compensation arrangement, or transaction with senior management; making recommendations to the Board with respect to annual and long-term incentive compensation and equity-based plans; administering the Company’s equity-based, deferral and other compensation plans approved by the Board from time to time; reviewing any significant changes in the Company’s tax-qualified employee benefit plans; and reviewing annually with the Chief Executive Officer succession planning and management development activities and strategies.  The Compensation Committee has currently tabled discussion of succession planning. The Compensation Committee anticipates that it will engage in succession planning discussion in 2009. The Committee operates under a written charter last amended by the Board in June 2004.  The Charter of the Compensation Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.”  A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Compensation Committee in 2007 were Messrs. Osborne (Chairman), Akin and Von der Porten, all of whom the Board in its business judgment has determined were independent in 2007 as defined by the New York Stock Exchange listing standards. In February 2008, Mr. Igdaloff replaced Mr. Akin on the Committee upon Mr. Akin’s appointment to Chief Executive Officer. The Committee did not hold any meetings in 2007, but instead met in November and December 2006 regarding compensation matters for 2007, and met in January and March 2008 regarding compensation matters for 2008. For additional information regarding the Committee, see “Executive Compensation - Compensation Discussion and Analysis” on page 15 of this Proxy Statement.

Nominating & Corporate Governance Committee

The Nominating & Corporate Governance Committee develops qualifications for director candidates, recommends to the Board of Directors persons to be nominated to serve as directors of the Company and monitors developments in, and makes recommendations to the Board concerning, corporate governance practices.  The Committee acts as the Company’s nominating committee.  The Committee operates under a written charter last amended by the Board in June 2004.  The Charter of the Nominating & Corporate Governance Committee is available on the Company’s web page at www.dynexcapital.com under “Investor Relations – Corporate Governance.”  A printed copy is available to any shareholder upon written request to the Secretary of the Company at the address set forth above.

The members of the Nominating & Corporate Governance Committee are Messrs. Felman (Chairman), Igdaloff, and Von der Porten, all of whom the Board in its business judgment has determined are independent as defined by the New York Stock Exchange listing standards.  The Committee met two times in 2007.

The Nominating & Corporate Governance Committee considers candidates for the Board based upon several criteria, including but not limited to their broad-based business and professional skills and experience, concern for the long-term interest of the Company’s shareholders, personal integrity and judgment, and knowledge and experience in the Company’s industry.  The Committee further considers each candidate’s independence, as defined by the New York Stock Exchange listing standards.  All candidates must have time available to devote to Board duties and responsibilities.

The Nominating & Corporate Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director.  The Committee regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise.  In the event that vacancies are anticipated, or otherwise arise, the Committee will consider various potential candidates for director.  Candidates may come to the attention of the Committee through current Board members, professional search firms, shareholders or other persons.  These candidates are evaluated at regular or special meetings of the Committee and may be considered at any point during the year.

Shareholders entitled to vote for the election of directors may submit candidate recommendations for consideration by the Nominating & Corporate Governance Committee if the Company receives timely written notice, in proper form, for each such recommended director candidate.  If the notice is not timely and in proper form, the Committee reserves the right to not consider the candidate. Whether the Committee considers the nomination of such candidate depends on the facts and circumstances of the nomination at that time.  Any shareholder desiring to recommend a candidate to be considered by the Nominating & Corporate Governance Committee for nomination at the 2009 Annual Meeting of Shareholders must submit such recommendation in writing to the Secretary of the Company no later than January 4, 2009.

In evaluating nominations, the Nominating & Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board.

A shareholder entitled to vote for the election of directors may directly nominate a candidate for election at the 2009 Annual Meeting of Shareholders if written notice of the shareholder’s intent to nominate such person for election as director has been given, either by personal delivery or by certified mail, postage prepaid, to the Secretary of the Company and received by either (i) no later than January 4, 2009 and no earlier than October 6, 2008; or (ii) if the date of the 2009 Annual Meeting is changed by more than 30 days from May 14, 2009, then no less than 90 days prior to the 2009 Annual Meeting.  The notice must set forth (i) as to the shareholder giving the notice, (1) the name and address, as they appear on the Company’s stock transfer books, of such shareholder, (2) a representation that such shareholder is a shareholder of record and intends to appear in person or by proxy at the meeting to nominate the person specified in the notice, (3) the class and number of shares of stock of the Company beneficially owned by such shareholder, and (4) a description of all arrangements or understandings between such shareholder and the nominee and any other person or persons pursuant to which the nomination is to be made by the shareholder; and (ii) as to the person whom the shareholder proposes to nominate for election as a director, (1) the name, age, business address and, if known, residence address of such person, (2) the principal occupation or employment of such person, (3) the class and number of shares of Company stock beneficially owned by such person, (4) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Securities Exchange Act of 1934, and (5) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Annual Meeting Attendance

The Company encourages members of the Board of Directors to attend the annual meeting of shareholders.  All of the directors attended the 2007 Annual Meeting of Shareholders.

Directors’ Compensation

Each non-employee director receives an annual fee of $25,000, plus $1,000 for each meeting of the Board of Directors and Audit Committee he attends and $750 for each meeting of all other committees he attends.  The Chairman of the Board receives an additional annual fee of $15,000, so long as he is not an employee of the Company, and the Chairman of the Audit Committee receives an additional fee of $3,000.

Directors are reimbursed expenses related to their attendance at Board of Director or committee meetings.

In addition, the independent directors receive annually a grant of stock options for 5,000 shares of Common Stock, under the Company’s 2004 Stock Incentive Plan.  The stock options are fully-vested at the grant date, have a five-year term and are granted at a strike price at 10% above the closing market price on the date of grant.  The grant date is the first Friday following each year’s annual meeting of shareholders.

The following table shows the compensation earned by each of the directors during 2007 *:

DIRECTOR COMPENSATION FOR 2007

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1) (2)	All Other Compensation ($)	Total ($)

Thomas B. Akin, Chairman (3)	46,750	8,466	-	55,216
Leon A. Felman	38,500	8,466	-	46,966
Barry Igdaloff	42,250	8,466	-	60,052
Daniel K. Osborne	37,000	8,466	-	56,302
Eric P. Von der Porten	42,250	8,466	-	60,802
___________
* Columns for “Stock Awards”, “Non-Equity Incentive Plan Compensation”, and “Change in Pension Value and Nonqualified Deferred Compensation Earnings” have been omitted because they were not applicable

(1)
As of December 31, 2007, each of the above directors had an aggregate outstanding 15,000 stock options, except Mr. Felman who had 10,000 outstanding stock options, as he exercised 5,000 stock options in February 2007.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with SFAS 123(R) of option awards pursuant to the Company’s 2004 Stock Incentive Plan.  For this purpose, the fair value of each option award was estimated on the date of grant using the Black-Scholes option valuation model based on an expected volatility of 15.7% and a risk-free rate of 4.8%.

(3)	In connection with his appointment to Chief Executive Officer, beginning in February 2008, Mr. Akin no longer receives compensation for his services as a director of the Company.

OWNERSHIP OF STOCK

Management and Certain Beneficial Owners

The following table sets forth information regarding the beneficial ownership of each of shares of Common Stock and shares of Series D Preferred Stock as of February 29, 2008, by: (a) each director of the Company, (b) the named executive officer, (c) all directors and executive officers of the Company as a group, and (d) all other shareholders known by the Company to be beneficial owners of more than 5% of the outstanding shares of any class of the Company’s stock. Unless otherwise indicated, each person has sole investment and sole voting power with respect to the securities shown.

	Common Stock		Series D Preferred Stock
Name	Shares (1)	Percentage (2)	Shares	Percentage (3)
Thomas B. Akin (4) 4551 Cox Road, Suite 300 Glen Allen, Virginia 23060	1,876,670	14.69%	594,145	14.07%
Stephen J. Benedetti (5)	41,848	*	--	--
Leon A. Felman (6)	170,390	1.39%	67,086	1.59%
Barry Igdaloff (7) 4551 Cox Road, Suite 300 Glen Allen, Virginia 23060	572,771	4.55%	416,218	9.86%
Daniel K. Osborne (8)	51,969	*	25,108	*
Eric P. Von der Porten (9)	180,621	1.48%	11,813	*
All directors and executive officers as a group (6 persons)	2,894,269	21.67%	1,114,370	26.40%

Rockwood Partners, L.P. (10) Rockwood Asset Management, Inc. Demeter Asset Management, Inc. Jay Buck 35 Mason Street Greenwich, Connecticut 06830	941,333	7.63%	164,066	3.89%
Wellington Management (11) Company, LLP 75 State Street Boston, Massachusetts 02109	671,500	5.52%	--	--
Arthur D. Lipson (12) Western Investment LLC Western Investment Hedged Partners, LP Western Investment Institutional Partners, LLC Western Investment Total Return Master Fund, Ltd 2855 East Cottonwood Parkway Suite 110 Salt Lake City, UT 84121	1,173,493	9.51%	172,522	4.09%
_______________

*           Percentage of ownership is less than one percent of the outstanding shares of the applicable class.

For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 (“Exchange Act”) under which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days (“presently exercisable”).

(1)	All amounts include both shares of Common Stock and shares of Series D Preferred Stock, which are convertible into shares of Common Stock, on a one-for-one basis, at the option of its holder.
(2)
Each percentage is based on 12,169,762 shares of Common Stock issued and outstanding and is calculated based on the assumption that the beneficial owner has converted all shares of Series D Preferred Stock into shares of Common Stock and has executed all presently exercisable stock options.

(3)	Each percentage is based on 4,221,539 shares of Series D Preferred Stock issued and outstanding.
(4)
Amount includes 632,938 shares of Common Stock and 360,064 shares of Series D Preferred Stock owned by Talkot Crossover Fund, L.P., of which Mr. Akin is the managing general partner. Amount also includes 15,000 shares of Common Stock that Mr. Akin has the right to acquire through the exercise of presently exercisable stock options.

(5)	Amount includes 9,125 restricted shares of Common Stock over which Mr. Benedetti does not have investment power until such shares vest.
(6)
Amount reflects 6,589 shares of Common Stock and 10,848 shares of Series D Preferred Stock owned by the Leon A. Felman IRA Rollover, 43,447 shares of Common Stock and 30,826 shares of Series D Preferred Stock owned by the Homebaker Brand Profit Sharing Plan, 11,137 shares of Common Stock and 9,614 shares of Series D Preferred Stock owned by the Leon A. Felman Keogh Profit Sharing Plan, 22,078 shares of Common Stock and 11,840 shares of Series D Preferred Stock owned by The Felman Family Trust, 4,420 shares of Common Stock and 2,555 shares of Series D Preferred Stock owned by HLF Corporation, 278 shares of Common Stock and 626 shares of Series D Preferred Stock owned by the Harriet Felman IRA and 355 shares of Common Stock and 777 shares of Series D Preferred Stock owned by the Leon A. Felman IRA,   and 10,000 shares of Common Stock that Mr. Felman has the right to acquire through the exercise of presently exercisable stock options.

(7)
Amount includes 77,663 shares of Common Stock and 206,902 shares of Series D Preferred Stock owned by clients of Rose Capital, Inc., of which Mr. Igdaloff is the sole proprietor.  Mr. Igdaloff shares the power to vote and dispose of such shares. Amount also includes 15,000 shares of Common Stock that Mr. Igdaloff has the right to acquire through the exercise of presently exercisable stock options.

(8)
Amount reflects 11,322 shares of Common Stock and 23,325 shares of Series D Preferred Stock owned by Vantage Pointe Capital Partners LP, of which Mr. Osborne is the managing member of its general partner, and 539 shares of Common Stock and 1,783 shares of Series D Preferred Stock held in Mr. Osborne’s spouse’s IRA account. Amount also includes 15,000 shares of Common Stock that Mr. Osborne has the right to acquire through the exercise of presently exercisable stock options.

(9)
Amount reflects 153,808 shares of Common Stock and 11,813 shares of Series D Preferred Stock owned by Leeward Capital, L.P.  Mr. Von der Porten is the managing member of Leeward Investments, LLC, which is the general partner of Leeward Capital, L.P. Amount also includes 15,000 shares of Common Stock that Mr. Von der Porten has the right to acquire through the exercise of presently exercisable stock options.

(10)
Based on a Company inquiry, as of December 31, 2007, each of Rockwood Partners, L.P., Rockwood Asset Management, Inc., Demeter Asset Management, Inc. and Jay Buck has shared power to vote and dispose of 777,267 shares of Common Stock and 164,033 shares of Series D Preferred Stock.  Rockwood Asset Management, Inc. is the general partner of Rockwood Partners, L.P., an investment limited partnership that owns all of the shares reported.  Demeter Asset Management, Inc. provides investment management services to Rockwood Partners, L.P., and Mr. Buck is the owner of both Rockwood Asset Management, Inc. and Demeter Asset Management, Inc.

(11)
Wellington Management Company, LLP indicated on a Schedule 13G filed with the SEC on February 14, 2006 that, in its capacity as investment adviser, it may be deemed to beneficially own shares of Common Stock held of record by its clients.

(12)
Based on a Company inquiry, as of December 31, 2007, the amount reflects 142,470 shares of Common Stock owned by Western Investment Hedged Partners LP, 808,256 shares of Common Stock and 172,522 shares of Preferred Stock owned by Western Investment Institutional Partners LLC, 26,137 shares of Common Stock owned by Western Investment Total Return Master Fund Ltd, and 24,108 shares of Common Stock individually owned by Mr. Lipson.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and executive officers, and any persons who own more than 10% of the outstanding shares of Common Stock or Series D Preferred Stock, to file with the SEC reports of ownership and changes in ownership of Common Stock and Series D Preferred Stock.  Directors and executive officers are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports that they file.  Generally, we will prepare all Section 16(a) filings with the SEC for our directors and executive officers.  Based solely on review of the copies of such reports filed with the SEC, we noted that: Form 4s were not filed until June 1, 2007 on reportable transactions related to the annual director stock option grants of Common Stock on May 25, 2007 for Messrs. Akin, Felman, Igdaloff, Osborne, and Von der Porten; a Form 4 for Mr. Felman was filed late to report one transaction for HLF Corporation; a Form 4 for Mr. Buck, Strategic Advisor to the Company, was filed late to report three transactions for Rockwood Partners, L.P. In addition, a Form 5 for Mr. Akin was filed late to report eight transactions for Hochster Trust, Andrews Trust, and Mr. Akin’s direct holdings of common and preferred stock.

EXECUTIVE COMPENSATION

Compensation Committee Report

The Compensation Committee of the Board of Directors, which is composed of the non-employee directors listed below, is responsible for the development, oversight and implementation of our compensation program for executive officers, including the executive officer named in the Summary Compensation Table.  In carrying out its responsibilities, the Compensation Committee annually reviews and establishes the compensation of our executive officers, including annual salary levels and bonuses to be paid.  The Compensation Committee also makes recommendations to the Board of Directors regarding the issuance of stock incentive awards to the executive officers and other compensation related matters.

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated executive officers who will manage the Company in a manner to promote our growth and profitability and advance the interest of our shareholders.  As such, the compensation program is designed to provide levels of compensation that are reflective of both the individual’s and the Company’s performance in achieving our goals and objectives.  The Compensation Committee seeks to provide a mix of compensation that will align the short- and long-term interests of our executive officers with that of our shareholders.

A discussion of the principles, objectives, components and determinations of the Compensation Committee with respect to executive compensation is included in the Compensation Discussion and Analysis that follows this Committee report. The specific decisions of the Compensation Committee regarding the compensation of our named executive officers are reflected in the compensation tables and narrative that follow the Compensation Discussion and Analysis.

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on this review and discussion, the Compensation Committee recommended that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and this Proxy Statement.

Compensation Committee

Daniel K. Osborne, Chairman
Barry Igdaloff
Eric P. Von der Porten

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is a current or former officer or employee of the Company or any of our subsidiaries.  In addition, there are no compensation committee interlocks with other entities with respect to any such member.

Compensation Discussion and Analysis

The Compensation Committee of our Board of Directors reviews and establishes the salary and other compensation of our executive officers and provides oversight of our compensation programs.  The Compensation Committee consists entirely of non-employee, independent members of our Board of Directors and operates under a written charter approved by the Board of Directors.

Information on the Compensation Committee’s processes and procedures for the consideration and determination of executive and director compensation is included under the caption “Corporate Governance and the Board of Directors – Committees of the Board – Compensation Committee.”

Our Chairman of the Board, Thomas B. Akin, was appointed Chief Executive Officer of the Company in February 2008.  During 2007, we did not have a Chief Executive Officer or President, and had only one executive officer, Stephen J. Benedetti, our Executive Vice President and Chief Operating Officer.  Accordingly, this Compensation Discussion and Analysis and the executive compensation tables following focus on Mr. Benedetti's compensation as our only named executive officer during 2007.  Mr. Benedetti did not participate in determining compensation for our executive officers other than to provide the Committee with his perspective on his salary requirements and his view on our success during the calendar year in achieving our goals and objectives set forth at the beginning of the calendar year. Beginning February 2008, Mr. Akin has a similarly limited role in the determination of executive officer compensation.

Compensation Objectives and Philosophy

The primary objective of our executive compensation program is to attract and retain highly skilled and motivated officers who will manage the Company in a manner to promote our growth and profitability and advance the interests of our shareholders.  The Compensation Committee understands that the specialized nature and complexities of the Company’s investment activities and REIT structure require individuals with unique skills and experience.  The Committee strives to establish competitive compensation packages which strike a balance between recognition of recent achievements and aligning the interests of management on a longer-term basis with that of the Company’s shareholders.  Further, it is the intent of the Compensation Committee, and executive management, that the compensation philosophy be applied throughout the organization and that the types of compensation and benefits described herein provided to the executive officers be provided in similar fashion to all other employees.

Executive Compensation Principles

Our executive compensation program consists of base salaries, annual cash incentive payments in the form of discretionary annual bonuses and long-term equity incentives in the form of stock appreciation rights and restricted stock grants. These components of executive compensation are used together in an attempt to strike an appropriate balance between cash and stock-based compensation and between short-term and long-term incentives.  We expect a meaningful portion of an executive officer’s total compensation to be at risk, tied both to our annual and long-term performance as well as to the creation and protection of shareholder value. In particular, we believe that short-term annual cash compensation should be tied directly to both corporate performance and individual performance for the fiscal year, including the achievement of identified goals as they pertain to the areas of our operations for which the executive officer is personally responsible and accountable.  In contrast, we believe that the value of long-term incentive compensation should be tied directly to long-term corporate performance and an increase in shareholder value.  Under our policy, performance above identified goals results in increased total compensation, and performance below identified goals results in decreased total compensation.

When we have more than one executive officer, we differentiate compensation to executive officers based on the principle that total compensation should increase with an executive officer’s position and responsibility, while at the same time a greater percentage of total compensation should be tied to corporate and individual performance, and therefore be at risk, as position and responsibility increases.  For example, Mr. Benedetti’s annual discretionary bonus is currently set at a maximum of 75% of his salary, and is determined based on the achievement of certain objectives, primarily corporate objectives in a given year, and including some individual objectives.  In addition, as an executive officer’s position and responsibility increases, the use of long-term incentive compensation should increase where our executive officers have the greatest influence on our strategic performance over time.

We presently do not have a policy for adjustment or recovery of payments and awards made to our executive officers in the event that our financial statements were to be restated in the future in a manner that would have impacted the size or payment of the award at the time of payment.

How Executive Pay Levels are Determined

The Compensation Committee annually reviews our executive compensation program and its elements.  All decisions by the Compensation Committee relating to the compensation of our executive officer are reported to the full Board of Directors. Periodically, the Committee may solicit third party reviews of our programs, though it did not solicit such review for 2007.

All executive officer compensation for 2007 was established by the Committee.  Mr. Benedetti, our Chief Operating Officer and only executive officer in 2007, assisted the Committee in assessing the achievement of organizational goals for that year, and provided the Committee with market information regarding executive compensation for similarly situated companies as requested.  Mr. Benedetti also was responsible for setting base salaries for senior management, as ratified by the Committee, and made recommendations with respect to stock incentive awards for senior management.

Beginning February 2008 with the appointment of Mr. Akin as Chief Executive Officer, Mr. Akin will largely handle the activities previously handled by Mr. Benedetti for assisting the Committee in setting executive officer compensation. Compensation for senior management excluding executive officers will be set by Mr. Akin with input from Mr. Benedetti and any other executive officers employed by the Company.

In determining the compensation of our executive officers, the Committee evaluates total overall compensation, as well as the mix of salary, cash bonus incentives, equity incentives, and potential severance amounts using a number of factors including the following:

•	Historical cash and equity compensation levels
•	The financial and operating performance of the Company, as compared to specific objectives established at the beginning of the calendar year
•	The specific performance of the executive officer as it relates to the achievement of identified goals for the year
•	Comparative industry and market data, if deemed necessary

With respect to comparative industry data, the Compensation Committee may review executive salaries, compensation structures and the financial performance of comparable companies in a designated peer group established by the Compensation Committee, with assistance from its executive officers.  The peer group used for comparison purposes may change from year to year, but focuses principally on public companies in the financial services industry that have a similar business as us or are similar to us in complexity, and companies with similar market capitalizations and other characteristics.

In connection with the establishment of Mr. Benedetti’s compensation for 2007, Mr. Benedetti prepared an analysis of the compensation structures of several public companies consisting of Capstead Mortgage, MFA Mortgage, Redwood Trust, Saxon Capital, and United Dominion Realty for the Committee’s use.  The Committee reviewed the amounts and forms of executive compensation and only used these companies as a general guide in reviewing Mr. Benedetti’s compensation structure in 2007.  Mr. Benedetti’s overall compensation package was lower than that of all five of the companies selected for similarly situated officers. The Committee viewed the level of Mr. Benedetti’s compensation as adequate given our activities and size versus the activities and size of other companies reviewed. The Committee anticipates that Mr. Benedetti’s compensation will be adjusted as the Company begins to be a more active investor than it has been in the past several years.

Components of Executive Compensation

The elements of the our compensation program in 2007 included base annual salary, bonus compensation and long-term incentives through stock-based awards under our 2004 Stock Incentive Plan, all of which are consistent with our compensation program in prior years.  We provide certain retirement benefits through our 401(k) savings plan and non-qualified 401(k) overflow plan.  We also provide health and welfare benefits that include participation in our health, dental and vision plans and various insurance plans, including disability and life insurance.

Each of the three principal components of executive compensation is designed to reward and provide incentives to the executive officers consistent with our overall policies and principles on executive compensation. These components and the rationale and methodology for each are described below. Specific information on the amounts and types of compensation earned by the named executive officer during 2007 can be found in the Summary Compensation Table and other tables and narrative disclosures following this discussion.

Base Salary. Our base salary philosophy is to provide reasonable current income to our executive officers in amounts that will attract and retain individuals with a broad, proven track record of performance.  The Compensation Committee establishes the annual salary range for executive officers.  In establishing these ranges, the Compensation Committee balances the need to offer salaries that are competitive with peer companies with the need to maintain careful control of salary and benefits expense.  For 2007, the Committee also attempted to balance the fact that Mr. Benedetti was our sole executive officer, which meant that retention was especially important.

Mr. Benedetti’s annual salary for 2007 was $236,000, an increase of $11,000, or 5%, from his annual salary in 2006.  Mr. Benedetti received a 5% increase in base salary in part to reflect an increase in his responsibilities and in part to reflect his performance for 2006.

Annual Bonuses.  For 2007, Mr. Benedetti had the opportunity to earn an annual cash bonus up to 75% of base salary based on achievement of Company performance goals and individual goals. In addition to promoting the achievement of corporate performance goals, the bonus awards are designed to align the interests of senior management into a common objective.

The actual amount awarded to Mr. Benedetti is in the discretion of the Compensation Committee and is based on the achievement of certain corporate goals during the year, including increases in adjusted common book value, other quantitative and qualitative goals, and individual goals.  These goals are established at the beginning of the calendar year, and may be changed by the Committee based on changes in the markets in which the Company invests and operates. As it relates to Mr. Benedetti’s 2007 bonus, the Committee evaluated the performance of Mr. Benedetti based on the Company’s financial performance, principally as it related to growth in adjusted common book value per share relative to the target of 7.5% for 2007, achievements in sourcing and making long-term investment opportunities, achievements in resolving all litigation contingencies, achievements in sourcing  joint venture opportunities, ensuring our compliance with Section 404 of the Sarbanes-Oxley Act, and the personal observations of Mr. Benedetti’s performance by the members of the Compensation Committee.  The Committee weighed Mr. Benedetti’s performance during the year as an executive officer in general in determining the bonus amount as well, with no particular weight given to any single identified goal.

The Compensation Committee may also consider the award of individual bonus amounts to executive officers outside of the annual discretionary bonuses.  Such bonus amounts are also discretionary, and would be predicated on achievement of extraordinary individual or corporate results.  No such bonus was paid to Mr. Benedetti for 2007.

In January 2008, the Compensation Committee approved a 2007 cash bonus of $106,000 to Mr. Benedetti, which was paid also in January 2008.  Such bonus amounted to 47% of Mr. Benedetti’s base salary for 2007.  Mr. Benedetti’s bonus was $29,000 or approximately 27%, lower in 2007 than in 2006. The primary reason for the decrease in the 2007 bonus versus the 2006 bonus paid to Mr. Benedetti was the unsuccessful achievement of certain of the objectives by Mr. Benedetti as set forth above.

Long-Term Equity Incentives.  The Compensation Committee may provide equity incentives to executive officers through long-term awards. Long-term equity incentives historically have been made available to executive officers in the form of stock appreciation rights payable in cash only.  The goal of the Compensation Committee in granting equity incentives is to directly link an executive’s compensation opportunities with shareholder value creation.  Stock appreciation rights require stock price appreciation in order for executive officers to realize any benefit, thus directly aligning executive and shareholder interests. In 2008, the Committee made long-term equity incentive awards in the form of restricted stock grants. The Committee believes restricted stock grants will further align the executive officers’ interests with those of the shareholders, while providing an incentive to executive officers to remain with the Company for a period of years.

The Compensation Committee uses multiyear vesting of equity incentive awards. Multiyear vesting focuses executive officers on consistent long-term growth in shareholder value and requires executive officers to remain employed with us for extended periods to receive the full benefit of the awards.  Equity incentive awards are made pursuant to our 2004 Stock Incentive Plan. Recent awards of stock appreciation rights have four-year vesting periods, with a seven-year term.

As discussed further below, the Committee awarded Mr. Benedetti 25,000 stock appreciation rights in December 2006 with an effective grant date as of January 3, 2007.  These stock appreciation rights had an estimated fair value at the time of grant of approximately $67,250. The Committee did not award stock appreciation rights in 2008. Instead the Committee awarded Mr. Benedetti 10,000 shares of restricted stock in February 2008. Of this amount, 3,500 shares of restricted stock were in lieu of a raise for 2008 (and vest 25% each quarter in 2008) and 6,500 shares of restricted stock were granted for Mr. Benedetti’s long-term compensation. These shares vest 25% annually over the next four years.

Timing of Long-Term Incentive Awards.  We are aware that the release of our quarterly financial results may have an impact on the market price of our common stock, and therefore the value of the stock appreciation rights awarded to our executive officers and stock option grants awarded to non-employee directors, depending on whether the information is favorable or unfavorable. Our general practice with respect to the timing of long-term incentive awards to our executive officers and senior management is to approve grants of stock appreciation rights and grants of restricted stock to executive officers once each year in December.  The grants are effective as of the close of business on the first official business day in January of the following year.   The approval date and grant date are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our common stock that may occur in December (for example, a lower price on the common stock as a result of tax loss selling) and to avoid any potential issues with respect to the announcement of our quarterly and annual results. For 2007, the Committee did not meet until January 2008 and the grants of restricted stock were not approved by the Board until February 2008.

Non-employee directors receive annual grants of stock options in connection with the annual meeting of shareholders, generally in May or June of each year.  These grants of stock options are based on the 110% of the closing price of our common stock on the first Friday following the Annual Meeting.

In the case of grants to our non-employee directors, we believe that the annual meeting of shareholders is an appropriate time during the year to make option grants and that a consistent application of our option granting practices from year to year regardless of the content of the first quarter earnings release is also appropriate. The stock options granted by the Compensation Committee are designed to create incentives for the creation of long-term shareholder value and contain delayed vesting provisions that prevent recipients of stock options from taking advantage of short-term fluctuations in the market price of our common stock.

We have not planned in the past, nor do we plan in the future, to time the release of material non-public information for the purpose of affecting the value of executive compensation. We do not have a practice of setting the exercise price of options or stock appreciation rights based on the stock price on any date other than the grant date, nor do we use a formula or any other method to select a price based on a period before, after or surrounding the grant date.  All stock incentive awards are granted at the closing price of our common stock on the effective date of grant.

Retirement Plans.  We provide additional compensation to our executive officers through various plans which are also available to some or all of our employees.  The Compensation Committee oversees these plans and the Compensation Committee considers these plans when reviewing an executive’s total annual compensation and determining the annual and long-term compensation components described above.

We have a 401(k) Savings Plan for all of our employees.  The 401(k) Savings Plan allows eligible employees to defer up to 25% of their income on a pretax basis.  We match on a dollar-for-dollar basis up to 6% of an employee’s eligible compensation, subject to limitations imposed by the Internal Revenue Code.  We also have a non-qualified 401(k) Overflow Savings Plan where employees who maximize their contributions to the 401(k) Savings Plan can contribute amounts on an after-tax basis.  We also match the employee’s contributions to this plan up to 6% of their eligible compensation, although there are currently no active participants in this plan.

Severance Plans.  The Compensation Committee evaluates the potential payment to executive officers under various arrangements that provide for severance payments, including termination and change-of-control arrangements, in connection with its annual review of executive compensation.  As our only executive officer in 2007, Mr. Benedetti has a severance agreement as further discussed below.  The Committee and the Board feels that such an agreement is important given that Mr. Benedetti was our only executive officer during 2007. In hiring Mr. Akin, the Committee expects that Mr. Akin will enter into an employment agreement with us and not a severance agreement. The Committee has not yet determined whether it will enter into an employment agreement with Mr. Benedetti or whether it will retain the use of a severance agreement for Mr. Benedetti.

The terms of the severance agreement provide generally that a lump sum payment will be made to Mr. Benedetti under certain circumstances upon his termination of employment with us.  These circumstances include the termination of employment by Mr. Benedetti for “good reason” (as defined in the agreement) or the termination of his employment by the Company without “cause” (as defined in the agreement).  In such events, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) his base salary and bonus that has accrued but has not been paid, (ii) the equivalent of his annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  Mr. Benedetti also will become fully vested in any options, stock appreciation rights or other forms of incentive stock compensation granted to Mr. Benedetti under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause.  Finally, in such events, the Company is obligated to provide continued coverage to Mr. Benedetti at its expense under the Company’s medical, dental, life insurance and disability policies or arrangements for a period of 12 months following termination of employment, which may be limited in certain circumstances.

If Mr. Benedetti’s employment is terminated for “cause”, the Company will only be obligated to pay to Mr. Benedetti (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, (iii) the amount of any compensation previously deferred by Mr. Benedetti, and (iv) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

If Mr. Benedetti voluntarily terminates his employment for other than “good reason”, the Company will be obligated to pay him (i) his annual base salary through the date of termination, (ii) any bonus to the extent already earned by Mr. Benedetti, but unpaid, and (iii) any other amounts or benefits Mr. Benedetti would be entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.

In all circumstances, any amounts paid by the Company pursuant to the severance agreement will be limited to the maximum amount deductible under Section 280G of the Internal Revenue Code (and any successor provision). See further discussion at “Severance Agreement” below.

New Chief Executive Officer

Effective February 4, 2008, Thomas B. Akin was appointed to Chief Executive Officer of the Company.  Pursuant to an employment agreement entered into with Mr. Akin on March 31, 2008. Mr. Akin will receive a compensation package consisting of a base salary, annual cash incentive payments in the form of discretionary annual bonuses and long-term equity incentives in the form of restricted stock.  Mr. Akin’s annual base salary for 2008 is $300,000. Mr. Akin is eligible for a bonus of up to 100% of his base salary based 50% on our earnings performance as measured by return on adjusted common equity and 50% on to-be determined qualitative objectives set by the Committee. Mr. Akin will also participate in a bonus pool equal to 1% of the total common equity capital raised during 2008 if at least $100 million of equity capital is raised in 2008. The Compensation Committee felt these amounts were appropriate based on the responsibilities assumed by Mr. Akin and to compensate Mr. Akin for his continued service as Chairman of the Board.

Mr. Akin is also entitled to the same benefits as other employees under our 401(k) Savings Plan and 401(k) Overflow Plan, and is entitled to participate in our health, dental and vision plans and various insurance plans, including disability and life insurance, to the same extent as other employees should he so elect. In connection with his appointment as an officer of the Company, Mr. Akin will no longer receive separate compensation for his service as a member of the Board of Directors.

Annual Compensation of Executive Officer

Compensation for our executive officers is administered under the direction of our Compensation Committee.  In the tables and discussion below, we summarize the compensation earned during 2007 and 2006 by Mr. Benedetti, our only executive officer during 2007.  As previously indicated, we had no other executive officers during 2007.

Summary Compensation Table *

Name and Principal Position	Year	Salary ($)	Bonus ($)	Options Awards ($) (1)	All Other Compensation ($) (2)	Total ($)

Stephen J. Benedetti Executive Vice President, Chief Operating Officer, Secretary and Treasurer	2007 2006	236,000 225,000	106,000 135,000	67,643 67,250	13,920 13,530	423,563 440,780
______________

* Columns for “Non-Equity Incentive Plan Compensation”, “Change in Pension Value and Nonqualified Deferred Compensation Earnings” and “Stock Awards” have been omitted because they were not applicable.

(1)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007 or 2006, respectively, in accordance with SFAS 123R of stock appreciation rights awards pursuant to the Company’s 2004 Stock Incentive Plan, and includes amounts from awards granted in prior years. The assumptions used in the calculation of these amounts are an average volatility of 25% for 2007 and 2006 awards, using the volatility assumptions required by SFAS 123R.

(2)	Amount for 2007 consisted of matching contributions to the Company’s 401(k) Savings Plan in the amount of $13,410 and group term life insurance premiums in the amount of $510.

We have not entered into an employment agreement with Mr. Benedetti.  All compensation that we have paid to him is determined as described above in our “Compensation Discussion and Analysis” section.

The following table contains information concerning grants of stock appreciation rights to the named executive officer during the fiscal year ended December 31, 2007.

Grants of Plan-Based Awards for 2007*

Name	Grant Date(1)	Approval Date	All Other Options Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards ($) (2)

Stephen J. Benedetti	1-3-2007	12-19-2006	25,000	7.06	67,643
___________

* Columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards”, “Estimated Future Payouts Under Equity Incentive Plan Awards” and “All Other Stock Awards: Number of Shares of Stock or Units” have been omitted because they were not applicable.

(1)	This award was also reported in the Grants of Plan-Based Awards table in the Company’s Proxy Statement for the 2007 Annual Meeting.
(2)	The amount in this column reflects the grant date fair value of the award, computed in accordance with SFAS 123R.

The approval date and grant date of plan-based awards are slightly different as it has generally been our policy to price the grant on the first business day of the new calendar year to avoid possible pricing issues with respect to our common stock which may occur in December (for example, a lower price on the common stock as a result of tax loss selling). We have not in recent years granted associated dividend equivalent rights.  Stock appreciation rights awards will typically vest ratably over a four year period, and expire approximately seven years from the grant date.

Holdings of Stock-Based Awards

In the table below, we list information on the holdings of exercisable and unexercisable stock appreciation rights option awards as of December 31, 2007 for our named executive officer.

Outstanding Equity Awards at 2007 Fiscal Year-End *
Option Awards (1)

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date

Stephen J. Benedetti	- 6,250 30,000	25,000 18,750 30,000	7.06 6.61 7.81	12-31-13 12-31-12 12-31-11
___________

* Columns for “Equity Incentive Plan Awards”, and all columns related to “Stock Awards” have been omitted because they were not applicable.

(1) The table reflects stock appreciation rights held by Mr. Benedetti. Mr. Benedetti did not have stock options or restricted stock awards at December 31, 2007.

Each of the above stock appreciation rights awards has a seven-year term and vests ratably over a four-year period based on the anniversary date of the grant (generally at the close of the first business day of the subsequent calendar year).

Option Exercises and Stock Vested

No options or stock appreciation rights were exercised by Mr. Benedetti in 2007. Mr. Benedetti did not have any restricted stock during 2007.

401(k) Overflow Plan

Certain executives, including the named executive officer, are eligible to defer salary and portions of bonus awards pursuant to the Company’s 401(k) Overflow Plan, in excess of deferral limits on the Company’s 401(k) Plan.  An executive may defer a portion of his or her base salary and annual bonus.

The following table provides information regarding our named executive officer’s participation in the Company’s 401(k) Overflow Plan.

Nonqualified Deferred Compensation for 2007

Name	Executive Contributions in Last FY (1) ($)	Company Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (2) ($)
Stephen J. Benedetti	--	--	$12,617	--	$136,998

(1)	Mr. Benedetti did not make any contributions to the 401(k) Overflow Plan during 2007.
(2)	The aggregate balance for Mr. Benedetti includes $42,122, which was reported as compensation in the Company’s Summary Compensation Table in prior years.

Other Compensation

We do not offer any pension benefit plans or deferred compensation plans to our executive officers or other employees, other than what is discussed under the Retirement Plans section of “Compensation Discussion and Analysis” above.

Severance Agreement

As previously indicated, Mr. Benedetti has a Severance Agreement which provides for payments and acceleration of outstanding and unvested stock options upon his termination without cause or for his resignation with good reason.  Mr. Benedetti will receive amounts based on a formula set forth in the Severance Agreement.  Items considered good reason include a change-of-control of the Company, a material change in Mr. Benedetti’s responsibilities or compensation, or a change in the headquarters location of the Company.  Change-of-control includes among other things, an acquisition of more than 20% of our common stock by an unrelated entity, a material change in the composition of our Board of Directors, a merger or other business combination, or a vote by our shareholders to liquidate or dissolve us.

Under the Severance Agreement, Mr. Benedetti will have the right to receive a lump sum payment equal to the sum of (i) Mr. Benedetti’s base salary and bonus that has accrued but has not been paid, (ii) the equivalent of Mr. Benedetti’s annual base salary of one year for every fifty months that Mr. Benedetti has been employed by the Company prorated for any period of less than fifty months and (iii) any other amounts or benefits Mr. Benedetti is entitled to receive under any plan, program, policy or practice or contract or agreement of the Company.  Mr. Benedetti also will become fully vested in the stock appreciation rights granted to him under the 2004 Stock Incentive Plan if he terminates his employment for good reason or if he is terminated without cause.  If Mr. Benedetti had been terminated without cause or had terminated his employment effective December 31, 2007 with good reason, inclusive of the $106,000 in bonus paid in January 2008 for his 2007 performance, Mr. Benedetti would have received a lump sum payment of $856,480.  In addition, the value of previously unvested stock appreciation rights would have been approximately $130,675 (based on a closing stock price on December 31, 2007 of $8.87).  Also, the cost to the Company of providing continued benefits for 12 months would have been approximately $16,659.

There are no arrangements that provide for the payment of severance or similar benefits to Mr. Benedetti in connection with a termination of employment for any other reason.

Related Person Transactions

We recognize that maintaining the independence in fact and appearance for our directors and officers is critical. Therefore, we have certain policies and procedures in place to critically evaluate each transaction that could impact the independence of directors and officers.  Our Code of Business Conduct and Ethics provides that directors and officers are expected to make appropriate disclosures to the Board and to take appropriate steps to recuse themselves from Board decisions with respect to transactions or other matters involving us as to which they are interested parties or with respect to which a real or apparent conflict of interest exists. Our Corporate Governance Guidelines also provide that directors and officers are to refrain from entering contracts with Board members and their immediate family members or providing support directly or indirectly to their organizations with whom a Board member may be affiliated.  In the event that we deem it appropriate to enter transactions with a Board member or a member of their immediate family, the terms of the transaction must be made in the ordinary course of business and on substantially the same terms as those prevailing at the time of a comparable transaction with a non-affiliated person. The Board will evaluate each of these transactions when the independence of the director is determined.

In addition, the Nominating and Corporate Governance Committee reviews any potential related party transactions, regardless of the dollar amount involved. The policies and procedures for the Nominating and Corporate Governance Committee review and approval of such transactions are not currently written.

The Company’s Chief Operating Officer is the sole owner of ICD Holding, Inc. which has a wholly-owned subsidiary DCI Commercial, Inc. The Company’s Chief Operating Officer became the sole owner of ICD Holding in 2002. The Company and DCI Commercial have been jointly named in litigation regarding the activities of DCI Commercial while it was an operating subsidiary of an affiliate of the Company. DCI Commercial has entered into a Litigation Cost Sharing Agreement with the Company whereby the Company agreed to fund all costs of litigation against the Company and DCI Commercial, including DCI Commercial’s portion of the cost of the litigation.  To date, DCI Commercial’s cumulative portion of costs associated with litigation and funded by the Company is $3.28 million and is secured by the proceeds of any counterclaims that DCI Commercial may receive in the litigation. Litigation costs paid by the Company on behalf of DCI Commercial carry interest at the rate of Prime plus 8% per annum. At December 31, 2007, the total amount due the Company under the Litigation Cost Sharing Agreement, including interest, was $5.66 million. ICD Holding has no assets other than its interest in DCI Commercial.  Neither ICD Holding nor the Company’s Chief Operating Officer expect to derive any monetary benefit from the arrangement other than the funding of the litigation costs.  Neither ICD Holding nor DCI Commercial has made any payments to the Company.

PROPOSAL TWO

RATIFICATION OF THE SELECTION
OF THE COMPANY’S AUDITORS

The Board of Directors has selected, the firm of BDO Seidman, LLP as independent certified public accountants to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2008.  BDO Seidman, LLP audited the financial statements of the Company for the fiscal years ended December 31, 2005, 2006 and 2007.  The affirmative vote by a majority of the votes cast by holders of the Common Stock is required for the ratification of the selection of the auditors for the Company.

In the event that shareholders do not ratify the selection of BDO Seidman, LLP, the Board of Directors will consider making a change in auditors for the Company for the fiscal year ending December 31, 2009.

Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they desire to do so, and are expected to be available to respond to appropriate questions from shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE SELECTION OF BDO SEIDMAN, LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2008.

AUDIT INFORMATION

Independent Registered Public Accounting Firm Fees

The following information is furnished with respect to fees billed for professional services rendered to the Company by BDO Seidman, LLP for the fiscal years ended December 31, 2007 and 2006, respectively.

	Fiscal Year Ended December 31,
	2007	2006

Audit Fees (1)	$309,500	$215,590
Audit-Related Fees (2)	–	–
Tax Fees (3)	–	–
All Other Fees (4)	8,480	11,100

Total	$317,980	$226,690

(1)
Both 2007 and 2006 Audit Fees include: (i) the audit of the Company’s consolidated financial statements included in its annual report on Form 10-K and services attended to, or required by, statute or regulation; (ii) reviews of the interim consolidated financial statements included in the Company’s quarterly reports on Form 10-Q; (iii) comfort letters, consents and other services related to SEC and other regulatory filings.  Audit fees for 2007 also include the audit of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)
Audit-Related Fees represent professional services for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and not reported under the heading “Audit Fees.”

(3)	Tax Fees include tax compliance, tax planning, tax advisory and related services.
(4)	During 2007 and 2006, BDO Seidman, LLP performed certain agreed upon procedures related to the Company’s master servicing responsibilities on certain securitization financing issuances.

Pre-Approval Policies and Procedures

In accordance with the Audit Committee Charter, all audit (including audit-related) and non-audit services performed by BDO Seidman, LLP, as described above, were pre-approved by the Audit Committee, which concluded that the provision of such services by the Company’s independent registered public accounting firm was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Charter authorizes the Audit Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.  The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

Audit Committee Report

The following Audit Committee Report shall not be deemed to be soliciting material or to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this Report therein, and shall not otherwise be deemed filed under such Acts.

The Audit Committee makes recommendations concerning the engagement of independent public accountants, reviews with the independent public accountants the plans and results of any audits, reviews other professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and non-audit fees and reviews the adequacy of internal accounting controls.  The Audit Committee is composed of four directors, each of whom is independent for audit committee purposes, as defined by the regulations of the SEC and the New York Stock Exchange listing standards.

The Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited financial statements and the results of their examination and evaluation of the Company’s internal controls for fiscal year 2007.  In addition, the Committee has communicated with the independent accountants the matters required to be communicated by Statement of Auditing Standards No. 61, “Communication with Audit Committees,” as amended.

The Audit Committee has received from the independent accountants written disclosures and a letter concerning the independent accountants’ independence from the Company, as required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  These disclosures have been reviewed by the Committee, and the Committee has discussed with the independent accountant the independent accountant’s independence.

Based on these reviews and discussions, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Eric P. Von der Porten, Chairman
Leon A. Felman
Barry Igdaloff
Daniel K. Osborne

SHAREHOLDER PROPOSALS

If any shareholder desires to make a proposal to be acted upon at the 2009 Annual Meeting of Shareholders, written notice of such proposal must be received, in proper form, by the Secretary of the Company no later than January 4, 2009 and no earlier than October 6, 2008.  The proxy solicited by the Board of Directors for the 2009 Annual Meeting will confer discretionary authority to vote on any shareholder proposal presented at the meeting if the Company has not received notice of such proposal within this time period, in writing delivered to the Company’s Secretary.   If any shareholder intends to present a proposal to be considered for inclusion in the Company’s proxy materials in connection with the 2009 Annual Meeting, the proposal must be in proper form and must be received by the Company’s Secretary, at the Company’s principal office, on or before December 5, 2008.

OTHER MATTERS

The Company’s 2007 Annual Report to Shareholders (the “Annual Report”), which includes a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 (excluding exhibits), as filed with the SEC, is being mailed with this Proxy Statement to shareholders who are receiving these proxy materials by mail. A copy of the Annual Report may also be obtained without charge by writing to Dynex Capital, Inc.,  4551 Cox Road, Suite 300, Glen Allen, Virginia 23060. The Annual Report is not part of the proxy solicitation materials.

                        By the order of the Board of Directors

                        Stephen J. Benedetti
                        Executive Vice President,
                        Chief Operating Officer and Secretary

April 4, 2008

DYNEX CAPITAL, INC. 4551 COX ROAD SUITE 300 GLEN ALLEN, VA 23060
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card, and the Notice of Internet Availability of Proxy Materials if you received one, in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Dynex Capital, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card, and the Notice of Internet Availability of Proxy Materials if you received one, in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dynex Capital, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN THIS PROXY CARD IF YOU APPOINT YOUR PROXY TO VOTE BY TELEPHONE OR INTERNET. YOUR ELECTRONIC APPOINTMENT OF A PROXY BY TELEPHONE OR VIA THE INTERNET AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dynex Capital, Inc. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1. Vote on Directors 1. ELECTION OF DIRECTORS Nominees: 01) Leon A. Felman 02) Barry Igdaloff	For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Shareholder(s).  If no direction is made, this proxy will not be voted. The holders of Series D Preferred Stock are not entitled to vote on any other matter.

For address changes and/or comments, please check this box and write them on the back where indicated ☐
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY – SERIES D PREFERRED STOCK

DYNEX CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2008

The undersigned hereby appoints Stephen J. Benedetti and Alison G. Griffin or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Series D Preferred Stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M., Eastern Time on May 14, 2008, at the Marriott Richmond West Hotel located at 4240 Dominion Boulevard, Glen Allen, Virginia 23060, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER.  IF NO SUCH

DIRECTIONS ARE MADE, THIS PROXY WILL NOT BE VOTED.

IF YOU HAVE NOT VOTED BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

DYNEX CAPITAL, INC. 4551 COX ROAD SUITE 300 GLEN ALLEN, VA 23060
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card, and the Notice of Internet Availability of Proxy Materials if you received one, in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Dynex Capital, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card, and the Notice of Internet Availability of Proxy Materials if you received one, in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Dynex Capital, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

DO NOT RETURN THIS PROXY CARD IF YOU APPOINT YOUR PROXY TO VOTE BY TELEPHONE OR INTERNET. YOUR ELECTRONIC APPOINTMENT OF A PROXY BY TELEPHONE OR VIA THE INTERNET AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED, AND RETURNED YOUR PROXY CARD.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dynex Capital, Inc.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

Vote on Directors
1.      ELECTION OF DIRECTORS
Nominees:
01)   Thomas B. Akin
02)   Daniel K. Osborne
03)   Eric Von der Porten
For All ☐	Withhold All ☐	For All Except ☐	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Vote on Proposals

2.   Proposal to ratify the selection of BDO Seidman, LLP, independent certified public accountants, as auditors for the Company for the 2008 fiscal year.

The proxies are authorized to vote in their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

For ☐	Against ☐	Abstain ☐

The  shares  represented  by  this  proxy  when  properly  executed  will  be  voted  in  the  manner  directed  herein  by  the  undersigned Shareholder(s).   If no direction is made, this proxy will be voted FOR each of the nominees listed in Proposal 1 and Proposal 2.   If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

For address changes and/or comments, please check this box and write them on the back where indicated ☐
Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Please indicate if you plan to attend this meeting. Yes ☐ No ☐

Signature (PLEASE SIGN WITHIN BOX)	Date	Signature (Joint Owners)	Date

PROXY – COMMON STOCK

DYNEX CAPITAL, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
May 14, 2008

The undersigned hereby appoints Stephen J. Benedetti and Alison G. Griffin or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Dynex Capital, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at 9:00 A.M., Eastern Time on May 14, 2008, at the Marriott Richmond West Hotel located at 4240 Dominion Boulevard, Glen Allen, Virginia 23060, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER.  IF NO SUCH

DIRECTIONS ARE MADE, THIS PROXY WILL NOT BE VOTED.

IF YOU HAVE NOT VOTED BY TELEPHONE OR INTERNET, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE